UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2007 (on or about August 15, 2007)
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	91-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note:

MIV Therapeutics, Inc. (the "Company") is filing this Amended Current Report on Form 8-K to indicate the date of the earliest event reported, such date being on or about August 15, 2007, when the Company reached a conclusion that the financial statements in the Company's Form 10-QSB for the period ended February 28, 2007 were not to be relied upon.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On or about August 15, 2007, MIV Therapeutics, Inc. (the "Company") has determined that its interim unaudited consolidated financial statements as at and for the nine and three months ended February 28, 2007 included in its Quarterly Report on Form 10-QSB for the period ended February 28, 2007 did not appropriately reflect the acquisition of BioSync Scientific Pvt. Ltd. ("BioSync") on February 16, 2007 and, accordingly, these financial statements should not be relied upon. The Company has filed an amended Quarterly Report on Form 10-QSB for the period ended February 28, 2007 which includes financial statements as at and for the nine and three months ended February 28, 2007 that appropriately reflect the acquisition of BioSync. No other financial statements of the Company were affected by the matters described herein.

The Company originally recorded the acquisition of BioSync at a purchase price of $900,000 with $493,154 recorded as purchased research and development, which was subsequently expensed. The Company has adjusted the purchase price to $1,943,885 and recorded $1,421,283 of the acquisition price to BioSync's CE Mark License which allows BioSync to produce and sell stents in India. The CE Mark License has been capitalized and is being amortized over 10 years. Further, the Company has recognized an increase in stock-based compensation of $178,293 issued to an individual in connection with the acquisition of BioSync. As a result, the assets in the Company's consolidated balance sheet as of February 28, 2007 have been increased by $931,447 and the net loss in the Company's consolidated statements of operations and comprehensive income (loss) for the nine and three months ended February 28, 2007 has been reduced by $262,711.

The Company became aware upon the completion of the audit of the Company and filing of the Company's Form 10-K for the year ended May 31, 2007 that it would be necessary to amend the financial statements in the Company's Form 10-QSB for the period ended February 28, 2007 to appropriately reflect the acquisition of BioSync. The Company came to this conclusion on or about August 15, 2007. However, audited financial statements for BioSync and certain pro forma financial disclosure in relation to the acquisition of BioSync were required to be filed under a Form 8-K. While the Company had prepared an amended Form 10-QSB including financial statements appropriately reflecting the acquisition of BioSync well before its filing on October 23, 2007, management believed it would be prudent to file the amended Form 10-QSB after the audit of BioSync was completed (which occurred in October 2007) in the event that some unforeseen adjustments were discovered that would have resulted in further revisions to the footnote disclosure in the amended financial statements.

The Company's Board of Directors has discussed the matters disclosed in this Current Report on Form 8-K with its independent auditors.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.
DATE: November 9, 2007	/s/ Patrick A. McGowan _____________________________________ Patrick A. McGowan Secretary, Chief Financial Officer, Executive Vice President, Principal Accounting Officer and a director

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